EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Bright Mountain Media, Inc. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and Daily Engage Media Group, LLC, (“Daily Engage”), after giving effect to the acquisition of Daily Engage that was completed on September 19, 2017, (the “Acquisition”), pursuant to which, the Company entered into a membership interest purchase agreement. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Daily Engage based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 is presented as if the Acquisition had occurred on June 30, 2017. The unaudited condensed combined statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016 are presented as if the Acquisition had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2017, as well as the historical financial statements of Daily Engage for the year ended December 31, 2016 and unaudited financial statements for the six month period ended June 30, 2017.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

	Historical Information
	Bright	Daily
	Mountain	Engage Media		Pro Forma	Proforma
	Media, Inc.	Group, LLC	Combined	Adjustments	Combined	Notes

Assets
Current Assets
Cash	$101,029	$27,385	$128,414	$ ---	$128,414
Accounts Receivable	123,514	284,988	408,502		408,502
Prepaid Expenses and Other Current Assets	104,102	---	104,102		104,102
Inventories	1,066,575	---	1,066,575		1,066,575
Total current assets	1,395,220	312,373	1,707,593	---	1,707,593

Fixed Assets, net	101,158	---	101,158		101,158
Intangible Assets, net	815,572	---	815,572	447,000	1,262,572	a
Tradenames	150,000	---	150,000	150,000	300,000	a
Goodwill	---	---	---	405,251	405,251	a
Other Assets	51,497	---	51,497		51,497
Total Assets	$2,513,447	$312,373	$2,825,820	$1,002,251	$3,828,071

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$590,724	$64,782	$655,506	$80,000	$735,506
Accrued Interest	73,958	---	73,958		73,958
Accrued Interest - Related Party	12,450	---	12,450		12,450
Premium Finance Loan Payable	4,694	---	4,694		4,694
Deferred Rent	15,976	---	15,976		15,976
Note Payable - Current Portion	500,000	---	500,000	380,000	880,000	b
Loans Payable, net	---	222,359	222,359		222,359
Factor advances	---	92,065	92,065		92,065
Total Current Liabilities	1,197,802	379,206	1,577,008	460,000	2,037,008
Long Term Debt to Related Parties, net	680,673	---	680,673		680,673
Total Liabilities	1,878,475	379,206	2,257,681	460,000	2,717,681

Commitments and contingencies

(continued)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

AS OF JUNE 30, 2017

	Historical Information
	Bright	Daily
	Mountain	Engage Media		Pro Forma	Proforma
	Media, Inc.	Group, LLC	Combined	Adjustments	Combined	Notes

Shareholders’ Equity (deficit)
Member’s Equity	---	128,818	128,818	(128,818)	---
Preferred stock, par value $0.01, 20,000,000 shares authorized, 100,000 issued and outstanding	---	---	---	---	---
Series A, 2,000,000 shares designated, 100,000 shares issued and outstanding	1,000	---	1,000	---	1,000
Series B, 1,000,000 shares designated, 0 shares issued and outstanding	---	---	---	---	---
Series C, 2,000,000 shares designated, and 0 shares issued and outstanding	---	---	---	---	---
Series D, 2,000,000 shares designated, 0 shares issued and outstanding	---	---	---	---	---
Common stock, par value $0.01, 324,000,000 shares authorized, 44,943,631 issued and outstanding	449,437	---	449,437	11,002	460,439	c
Additional paid-in capital	10,566,521	---	10,566,521	785,067	11,351,588	c
Accumulated Deficit	(10,381,986)	(195,651)	(10,577,637)	(125,000)	(10,702,637)
Total shareholders’ equity	634,972	(66,833)	568,139	542,251	1,110,390
Total Liabilities and shareholders’ equity	$2,513,447	$312,373	$2,825,820	$1,002,251	$3,828,071

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	Historical Information
	Bright	Daily
	Mountain	Engage Media		Pro Forma	Proforma
	Media, Inc.	Group, LLC	Combined	Adjustments	Combined	Notes

Revenues from product sales	$1,124,286	$ ---	$1,124,286	$ ---	$1,124,286
Revenues from services	203,633	1,038,240	1,241,873		1,241,873
Total revenue	1,327,919	1,038,240	2,366,159	---	2,366,159
Cost of sales – products	741,467		741,467		741,467
Cost of sales – services	---	879,480	879,480	---	879,480
Gross profit	586,452	158,760	745,212	---	745,212

Selling General and administrative expenses	1,948,968	297,385	2,246,353	125,000	2,371,353	d,e,f

Loss from operations	(1,362,516)	(138,625)	(1,501,141)	(125,000)	(1,626,141)

Other income (expense)
Interest income	219	---	219		219
Interest expense	(69,751)	(31,695)	(101,446)		(101,446)
Interest expense – related part	(125,132)		(125,132)		(125,132)
Total other expense	(194,664)	(31,695)	(226,359)	---	(226,359)
Net loss before taxes	(1,557,180)	(170,320)	(1,727,500)	(125,000)	(1,852,500)
Income taxes	---	---	---	---	---

Net loss	$(1,557,180)	$(170,320)	$(1,727,500)	(125,000)	(1,852,500)

Preferred stock dividends	2,727		2,727		2,727
Total preferred stock dividends	2,727		2,727		2,727
Net loss attributable to common shareholders	$(1,559,907)	$(170,320)	$(1,730,227)	$(125,000)	$(1,855,227)

Basic and diluted net loss per share	$(0.03)				$(0.04)

Weighted average shares outstanding -
Basic and diluted	44,925,043				46,018,807

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Information
	Bright	Daily
	Mountain	Engage Media		Pro Forma	Proforma
	Media, Inc.	Group, LLC	Combined	Adjustments	Combined	Notes

Revenues from product sales	$1,499,010	1,647,596	3,146,606	$ ---	$3,146,606
Revenues from services	434,775		434,775		434,775
Total revenue	1,933,785	1,647,596	3,581,381	---	3,581,381
Cost of sales - products	1,133,872		1,133,872		1,133,872
		1,449,136	1,449,136		1,449,136
Gross profit	799,913	198,460	998,373	---	998,373

Selling General and administrative expenses	3,093,295	214,478	3,307,773	(270,000)	3,577,773	d,e,f

(Loss) from operations	(2,293,382)	(16,018)	(2,309,400)	(270,000)	(2,579,400)

Other income (expense)
Interest income	69		69		69
Interest expense	(373,738)	(17,589)	(391,327)		(391,327)
Total other (expense)	(373,669)	(17,589)	(391,258)	0	(391,258)
Net loss before taxes	(2,667,051)	(33,607)	(2,700,658)	(270,000)	(2,970,658)
Income taxes	---	---	---	---	---

Net loss	$(2,667,051)	$(33,607)	$(2,700,658)	$(270,000)	$(2,970,658)

Preferred stock dividends	280,682		280,682		280,682
Total preferred stock dividends	280,682		280,682		280,682
Net loss attributable to common shareholders	$(2,947,733)	$(33,607)	$(2,981,340)	$(270,000)	$(3,251,340)

Basic and diluted net loss per share	$(0.07)				$(0.08)

Weighted average shares outstanding -
Basic and diluted	39,867,371				40,938,750

1.

Basis of Pro Forma Presentation

On September 19, 2017, we entered into a Membership Interest Purchase Agreement (the “Agreement”) with Daily Engage Media Group, LLC. (“Daily Engage”) pursuant to which the Company acquired 100% of membership interests of Daily Engage\. The unaudited pro forma condensed combined balance sheet at June 30, 2016 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of Daily Engage as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016 combine our historical condensed consolidated statements of operations with the condensed consolidated statements of operations of Daily Engage as if the Acquisition had occurred on January 1, 2016. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results.

2.

Preliminary Consideration Transferred

Pursuant to the terms of the Purchase Agreement, which was effective September 19, 2017, we paid $1,013,502 in consideration including $380,000 paid through the delivery of unsecured, interest free, one year promissory notes (the "Closing Notes"), the forgiveness of $204,411 in working capital we had previously advanced Daily Engage Media, and issuance of 1,100,233 shares of our common stock with a fair value on the date of issuance of $429,091.

3.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet at June 30, 2017. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory and identifiable intangible assets. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

	Amount	Weighted Average Life (Years)

Tangible assets acquired	$91,670
Liabilities assumed	(125,419)
Exchange platform	50,000	3
Tradename	150,000	Indefinite
Customer relationships	250,000	5
Non-compete agreements	192,000	3
Goodwill	405,251
Total purchase price	$1,013,502

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $642,000. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measureable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

4.

Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a) Adjustment to reflect the fair value of the total consideration.

(b)  Adjustment to reflect $380,000 paid through the delivery of unsecured, interest free, one year promissory note.

(c)  Adjustment to reflect 1,100,223 shares of our Common Stock valued at $429,091.

The following table summarizes the impact of pro forma adjustments to revenues and operating expense classifications presented in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016:

		General and
		Administrative
		Expenses	Total

For the Six Months Ended June 30, 2017

(d)	Amortization	$45,000	$45,000
(e)	Service agreements	55,000	55,000
(f)	Other general and administrative expenses	25,000	25,000
		$125,000	$125,000

For the Year Ended December 31, 2016

(d)	Amortization	$90,000	$90,000
(e)	Service agreements	130,000	130,000
(f)	Other general and administrative expenses	50,000	50,000
		$270,000	$270,000

(d)

Adjustment to recognize amortization expense on acquired definite-lived intangible assets.

(e)

Adjustment to recognize cost of two executive employment agreements entered into in connection with Daily Engage acquisition.

(f)

Adjustment to recognize one additional administrative employee (staff accountant).